Exhibit 10.9

PATENT PURCHASE AGREEMENT

By and Between

SUNSHINE BIOPHARMA, INC.

And

ADVANOMICS CORPORATION

Dated as of October 8, 2015

PATENT PURCHASE AGREEMENT

THIS PATENT PURCHASE AGREEMENT (the “Agreement”), dated as of  October 8, 2015 (the “Effective Date”), is made by and between Sunshine Biopharma, Inc. a Colorado corporation (“Purchaser”), and Advanomics Corporation, a Canadian corporation (“Seller”), (collectively referred to herein as the “Parties” and individually as “Party”), who hereby agree as follows.

W I T N E S S E T H:

WHEREAS, Seller is the owner of U.S. Patent No. 8,236,935 (the “Assigned Patent”);

WHEREAS, the Parties have previously entered into that certain Patent License Agreement, pursuant to which Seller granted to Purchaser a license under the Assigned Patent (the “License Agreement”);

WHEREAS, Seller desires to sell to Purchaser all of Seller’s right, title and interest in and to the Assigned Patent and Purchaser, in turn, desires to acquire all such right, title and interest in and to the Assigned Patent (the “Transaction”);

WHEREAS, the Board of Directors of Purchaser and Seller have unanimously approved the Transaction upon the terms and subject to the conditions and limitations set forth in this Agreement in accordance with the laws of their respective jurisdictions;

WHEREAS, the shareholders of the Seller have approved the Transaction pursuant to the laws of its jurisdiction of incorporation; and

WHEREAS, Purchaser and Seller desire to consummate the Transaction, terminate the License Agreement and make certain representations, warranties, covenants and agreements in connection with the Transaction;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Definitions.  Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement.

ARTICLE II
PATENT SALE, TRANSFER AND ASSIGNMENT

Section 2.1                      Sale of Assigned Patent.  The Seller hereby sells, transfers and assigns all of its rights, title and interest in and to: (i) the Assigned Patent, (ii) all damages based upon past, present and future infringement of the Assigned Patent, and (iii) all rights to enforce the Assigned Patent and to sue for, collect and retain any and all damages for past, present and future infringement of the Assigned Patent to the Purchaser, and the Purchaser hereby accepts such sale, transfer and assignment and agrees to pay for the Assigned Patent the Purchase Price as set forth herein below.

Section 2.2                      Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Assigned Patent is Four Million Three Hundred and Twenty Thousand U.S. Dollars ($4,320,000) (the “Purchase Price”), which shall be payable in Twelve (12) equal annual installments of Three Hundred Sixty Thousand Dollars ($360,000.00) per payment due and payable on or before December 31 of each calendar year, with the first payment being due and payable on or before December 31, 2016.  This obligation shall be memorialized in that certain Secured Promissory Note in the principal amount of the Purchase Price (“Promissory Note”), a copy of which together with a copy of the pertinent Security Agreement (“Security Agreement”) are attached hereto and incorporated herein as Exhibit “A-1” and “A-2”.

Section 2.3                      Deliverables.  At the time of execution of this Agreement, the following actions shall take place, all of which shall be deemed to have occurred simultaneously, and no action shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents delivered:

(a)           Seller will deliver, or will cause to be delivered, to Purchaser the Assigned Patent Files, including all originals of all certificates and assignment documents in Seller’s possession or control.

(b)           Purchaser will deliver, or will cause to be delivered, to Seller an executed copy of the Secured Promissory Note and Security Agreement together with all documentation lawfully required to allow Seller to “perfect” its security interest (together with this Agreement jointly referred to as the “Transaction Documents”).

Section 2.4                      Effective Date.  This Agreement shall be effective the Effective Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 3.1                      Organization.  Seller is a corporation duly organized, validly existing and in good standing, under the laws of the Federal Government of Canada.

Section 3.2                      Ownership of the Assigned Patent and Contest.  (A) Seller owns all rights, title and interest in and to the Assigned Patent free and clear of any Liens and has the right and power to assign the Assigned Patent to Purchaser free and clear of any Liens except to the Seller as specified in this Agreement.  There are no actions, suits, claims or proceedings to which Seller is a party that is pending or, to the knowledge of Seller, threatened, to the knowledge of Seller there is no investigation pending, and Seller has not received written communications or correspondence in the twelve (12) months prior to the date hereof that (a) challenges the validity, enforcement, construction, use or ownership of the Assigned Patent.  There are no orders, decisions, injunctions, judgments, decrees or rulings enacted, adopted, promulgated or applied by a Governmental Authority binding the Seller or, to the knowledge of Seller, any of its properties comprising any portion of the Assigned Patent, which (i) restrict any of Seller’s rights, or would, to the knowledge of Seller, restrict any of Purchaser’s, or any of its successors’ and assigns’ rights, in or to the Assigned Patent.  There is no current suit, action or proceeding to which Seller or any of its Affiliates is a party or, to the knowledge of Seller, any other current suit, action or proceeding in which any third party has asserted that the Assigned Patent is not solely owned by Seller, that the Assigned Patent may not be assigned to Purchaser on the terms set forth in the Transaction Documents.  No Affiliate of Seller is the owner or exclusive licensee of the Assigned Patent.  Notwithstanding any of the foregoing, actions and other determinations received from the USPTO or equivalent patent agencies in foreign jurisdictions in the ordinary course of patent prosecution shall not be deemed, in and of itself, to render inaccurate any of the representations or warranties set forth in this Section 3.2.

Section 3.3                      Authority Relative to Agreements.  Seller has all necessary corporate power and authority, and has taken all corporate actions necessary including the requisite Board of Directors and Stockholder approval, to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and each of the other Transaction Documents by Seller and the consummation by Seller of the Transaction contemplated hereby and thereby, including without limitation the Patent Sale, have been unanimously approved by the Board of Directors of Seller and otherwise duly and validly authorized by all necessary corporate action, and no other corporate or other organizational proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement or the other Transaction Documents or to consummate the Transaction contemplated hereby and thereby, including without limitation the Patent Sale. This Agreement has been and each of the other Transaction Documents when executed will be duly and validly executed and delivered by Seller, and, assuming the due authorization, execution and delivery of this Agreement and each of the other Transaction Documents by Purchaser, constitute (or when executed will constitute) valid, legal and binding agreements and obligations of Seller enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.4                      No Conflict; Required Filings and Consents.  None of the execution and delivery of this Agreement or any of the other Transaction Documents by Seller, the consummation by Seller of the Patent Sale or any other transaction contemplated hereby and thereby, or Seller’s compliance with any of the provisions of this Agreement or such other Transaction Documents will (a)  conflict with or violate the Seller Charter Documents, (b) except for filings, if any, required to be made under any applicable U.S. or foreign competition, antitrust, Patent Sale control or investment Laws that require Seller to make or obtain any filing with or any permit, authorization, consent or approval of any Governmental Authority or other person, (c) result in a material breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to the creation of any material Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract to which Seller is a party or by which Seller or any of its properties or assets are bound which affect the Assigned Patent or the Transaction, or (d) violate any applicable law, other than, in the case of clauses (c) and (d), any such breach, violation, infringement, default, right, termination, amendment, acceleration, cancellation or Lien that would not have, individually or in the aggregate, a material effect on the Assigned Patent which, on or after the Patent Sale Closing, would be reasonably likely to result in Purchaser being deprived of a significant portion of the value of the Transaction.

Section 3.5                      Assigned Patent Documentation.  Seller has provided Purchaser with, or made available to Purchaser, true and correct copies of all material pertaining to the Assigned Patent.  Seller has made the Assigned Patent files available for Purchaser’s review at Seller’s place of business that is in Seller’s possession or of which Seller has knowledge, subject to redaction of financial and other sensitive terms that do not impact title or rights in or to the Assigned Patent and do not impact any obligations or liability on Purchaser.

Section 3.6                      Third-Party Agreements.  Seller has made available to Purchaser copies of all Third-Party Agreements pertaining to the Assigned Patent and such copies are true and correct in all material respects.

Section 3.7                      Information Supplied.  None of the information supplied or to be supplied by or on behalf of Seller contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.9                      No Exclusive Licenses.  No exclusive licenses or other rights other than those in the License Agreement have been granted by Seller or any of its Affiliates under the Assigned Patent.

Section 3.10                      No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III or in the other Transaction Documents, none of Seller, its Affiliates or any other person on behalf of Seller makes any express or implied representation or warranty with respect to Seller or its Affiliates or with respect to any other information provided to Purchaser in connection with the Transaction contemplated hereby, including the accuracy, completeness or currency thereof.  Except in the case of fraud, none of Seller, its Affiliates or any other person will have or be subject to any liability or indemnification obligation to Purchaser or any other person resulting from the distribution or failure to distribute to Purchaser, or Purchaser’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Purchaser, management presentations in expectation of the Transaction contemplated by this Agreement or otherwise, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1                      Organization.  Purchaser is a corporation duly organized, validly existing and in good standing, under the laws of the State of Colorado.

Section 4.2                      Authority Relative to Agreement.  Purchaser has all necessary organizational power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and each of the other Transaction Documents by Purchaser and the consummation by Purchaser of the Transaction contemplated hereby and thereby, including without limitation the Patent Sale, have been approved by the Board of Directors of Purchaser and otherwise duly and validly authorized by all necessary corporate action of Purchaser, and no other organizational proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or the other Transaction Documents or to consummate the Transaction contemplated hereby and thereby, including the Patent Sale.  This Agreement has been, and each of the other Transaction Documents when executed will be, duly and validly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery of this Agreement and each of the other Transaction Documents by Seller or applicable Affiliate(s) of Seller, constitute (or when executed will constitute) valid, legal and binding agreements and obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditor’s rights generally and by general principles of equity.

Section 4.3                      No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement nor any other Transaction Document or, the consummation by Purchaser of the Patent Sale or any other transaction contemplated hereby and thereby, or Purchaser’s compliance with any of the provisions of this Agreement or such other Transaction Documents will (a) conflict with or violate the organizational or governing documents of Purchaser, as amended to date; (b) require Purchaser to make or obtain any filing with or any permit, authorization, consent or approval of any Governmental Authority or other person; (c) result in a material breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to the creation of any material Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract to which Purchaser is a party or by which Purchaser or any of its assets may be bound which affect the Assigned Patent or the Transaction; or (d) violate any applicable Law.

Section 4.4                      Acknowledgement of Disclaimer of Other Representations and Warranties.  Purchaser acknowledges that, as of the date hereof, it and its Representatives (a) have except as set forth in this Agreement received full access to Seller’s files and records relating to the Assigned Patent, including the Patent Documentation, which they and their Representatives, as of the date hereof, have requested to review, and (b) have had full opportunity to evaluate the Assigned Patent and to review publicly-available information regarding the Assigned Patent.  Purchaser further acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (A) neither Seller nor any of its Affiliates makes, or has made, any representation or warranty relating to the Assigned Patent or this Agreement and Purchaser is not relying on any representation or warranty except for those expressly set forth in this Agreement; (B) no person has been authorized by Seller to make any representation or warranty relating to itself or the Assigned Patent or otherwise in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by Seller; and (C) any estimate, projection, prediction, data, opinions, financial information, memorandum, presentation or any other materials or information provided or addressed to Purchaser or any of its representatives are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article III.  Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the scope, history and value of the Assigned Patent.  Without limiting the foregoing, Seller hereby disclaims any warranty (1) that the Assigned Patent could not be invalidated or otherwise become the subject of proceedings challenging Seller’s rights with respect to the Assigned Patent, (2) of merchantability or fitness for a particular purpose, or (3) that the manufacture, use, sale, importation or other exploitation of any products, technology or services will not be the subject of any third-party Intellectual Property infringement claims (whether or not such products, technology or services are covered by the claims of the Assigned Patent).

ARTICLE V
TERMINATION OF LICENSE AGREEMENT

Section 5.1                      The parties hereto hereby agree that the License Agreement between the Parties dated August 20, 2009 together with all amendments thereto shall terminate on the Effective Date and Purchaser shall be responsible for all license fees due thereunder on a pro rata basis.

ARTICLE VI
INDEMNIFICATION

Section 6.1                      Indemnification Obligations of Seller.  Subject to the limitations set forth in this Article VI, Seller shall indemnify Purchaser and its Affiliates, directors, officers, employees, agents and Representatives (collectively, the “Purchaser Indemnified Parties”) and hold each of them harmless against any direct loss, liability, cost, damage or expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses, but excluding any consequential, indirect, special, incidental or punitive damages or lost profits (collectively, “Losses”), suffered by any such Purchaser Indemnified Party in connection with (i) any inaccuracy of any representation or warranty of Seller under this Agreement or (ii) any breach of any covenant or agreement of Seller under this Agreement.  The representations and warranties of Seller under this Agreement shall be deemed to have been made as of the Effective Date (unless expressly made as of another date).

Section 6.2                      Claims.  In the event that a Purchaser Indemnified Party seeks to exercise its rights to obtain indemnification for Losses pursuant to the terms of this Article VI, such indemnified party shall deliver to the indemnifying person a certificate signed by an officer of such indemnified party certifying that such indemnified party has incurred, paid, sustained, reserved, or accrued, or reasonably anticipates that it may incur, pay, sustain, reserve or accrue, Losses and specifying in reasonable detail the nature of the breach or other claim and the amount of such Losses for which indemnification is being sought (each such certificate, a “Claim Notice”).  Each Claim Notice shall also include wire instructions for the delivery of funds to the indemnified person or its designee.  In the event the claim or claims set forth in a Claim Notice is (A) not contested by the indemnifying person as of the close of business on the twentieth (20th) day following delivery of such Claim Notice, or (B) agreed to in writing by the indemnifying person in advance of the expiration of such twenty (20)-day period, the indemnifying person shall be deemed to have accepted and agreed to the claims set forth in such Claim Notice and precluded from raising any objection thereafter and such claim shall be deemed final, binding and conclusive for all purposes.  The indemnifying person shall have the right to object to one or more of the claims set forth in any Claim Notice delivered by the indemnified party to the indemnifying person by serving written notice thereof within twenty (20) days following the delivery of such Claim Notice, which notice shall specify in reasonable detail the basis for such objection.  In the event that the indemnifying person shall so object in writing to any claim or claims by an indemnified party in any Claim Notice, the indemnified party shall have fifteen (15) days after receipt to such objection by the indemnifying person to respond thereto in a written statement, failing which the indemnified parties shall be deemed to have accepted the objections raised by the indemnifying person and such claim shall be deemed to be final, binding and conclusive for all purposes.  As promptly as practicable, and in any event no later than Ten (10) Business Days, following the date on which a claim becomes final and binding pursuant to this Section 6.2, the indemnifying person shall pay the full amount of such claim by wire transfer of immediately available funds to the account designated by the indemnified party, subject to the limitations of this Article VI.

Section 6.3                      Sole Remedy; Limitation of Damages.  From and after the Patent Sale Closing, except for specific performance and any other equitable remedy, the indemnification provisions set forth in this Article VI shall be the sole remedy for either Party with respect to this Agreement or any matter arising out of or relating hereto (other than with respect to Post-Closing Covenants).  Neither Party shall be liable for special, incidental, indirect or consequential damages or lost profits with respect to this Agreement or any matter arising out of or relating hereto.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1                      Notices.  Any notice required to be given hereunder shall be sufficient if in writing by reliable overnight delivery service (with proof of delivery) or by certified or registered mail (return receipt requested), addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.1):

(a)           if to Purchaser:                                      Dr. Abderrazzak Merzouki, COO
Sunshine Biopharma Inc.
469 Jean-Talon West, 3rd Floor
Montreal, Quebec H3N 1R4
Canada
Phone: 514-764-9698
Fax:           514-764-9699

with a copy (which shall not constitute notice) to:

Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower One, Suite 803
Centennial, CO  80112
Phone: (303) 768-9221
Fax: (303) 768-9224

(b)           if to Seller:                                              Mr. Camille Sebaaly, Director
Advanomics Corporation
579 Lajeunesse Street
Laval, Quebec H7X 3K4
Canada
Phone:  514-814-0464
Fax:           450-689-6397

with a copy (which shall not constitute notice) to:
Mr. Frank Tutino
Tutino Joseph Grégoire
1080 Beaver Hall, Suite 600
Montréal, Québec H2Z 1S8
Canada
Phone:  514 878-3878
Fax:  514 878-9890

Section 7.2                      Interpretation; Certain Definitions.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.  When a reference is made in this Agreement to an Article, Section, Appendix, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Annex or Exhibit to, this Agreement, unless otherwise indicated and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws.  References to a person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 7.3                      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable; (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof; and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the Patent Sale is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Patent Sale be consummated as originally contemplated to the fullest extent possible.

Section 7.4                      Entire Agreement.  This Agreement (including the exhibits, annexes and appendices hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 7.5                      No Third-Party Beneficiaries.  This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.  The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Indemnified Parties.

Section 7.6                      Governing Law.  This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Purchaser or Seller in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the Province of Quebec (Canada), without giving effect to any choice or conflict of laws provision or rule that would cause the application of the Laws of any jurisdiction other than the Province of Quebec (Canada).

Section 7.7                      Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.8                      Counterparts.  This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.9                      Canadian Language Requirement..  The Parties hereto have agreed to execute this Agreement in the English language.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SUNSHINE BIOPHARMA, INC.
By: s/ Dr. Abderrazzak Merzouk
Name: Dr. Abderrazzak Merzouki
Title: Chief Operating Officer

ADVANOMICS CORPORATION By: s/ Camille Sebaaly
Name: Camille Sebaaly Title: Director